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                                                                    EXHIBIT 3.42

                            ARTICLES OF INCORPORATION

                                       OF

                          WESTLAKE OVERSEAS CORPORATION

         We the undersigned natural persons of lawful age, acting as incorporators of a corporation under Title 13, Virgin Islands Code, adopt the following Articles of Incorporation for such corporation.

         FIRST:   The name of the corporation is:

                  WESTLAKE OVERSEAS CORPORATION

         SECOND:  The corporate purposes are:


         1. General - To engage in the business of importation and exportation of petrochemicals and in general to do all things necessary and proper in connection therewith.

         2. Ancillary - To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith which are not forbidden by statute or by these Articles.

         3. Foreign Sales Corporation - To undertake the business of a Foreign Sales Corporation.

         4. Business Outside Territory - To conduct and carry out its business in any state or territory of the United States or in any foreign country.

         5. Other - To engage in any other business activity or enterprise not prohibited by law.

         THIRD:   The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) common shares at no par value.

         FOURTH: The minimum amount of capital with which the corporation shall commence business shall be One Thousand Dollars ($1,000).

         FIFTH:   The address of the initial registered office of the
corporation shall be #1A Gallows Bay, PO Box 4540, Christiansted, St. Croix, U.S. Virgin Islands 00820.

         SIXTH:   The name of the initial registered agent of the corporation is
PROFESSIONAL CORPORATE SERVICE GROUP, INC., PO Box 3627, #1A Gallows Bay, Christiansted, St. Croix, USVI 00820.

         SEVENTH: The corporation shall have perpetual existence.

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                                                       ARTICLES OF INCORPORATION

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         EIGHTH:  The number of directors shall be provided by the By Laws, and shall not be less than three.

         NINTH:   The names and addresses of the persons forming the corporation are: Maud Pierre-Charles, Lisa L. Perkins, Carmen M. Santiago, of Lot #1A, Gallows Bay, Christiansted, St. Croix, U.S. Virgin Islands 00820.

         TENTH: The corporation shall have all rights and powers granted to a corporation by law, and all powers necessary or convenient to carry out the purposes set forth in Article Second, and to act as principal, agent, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation.

         IN WITNESS WHEREOF, the Incorporators have signed these Articles of Incorporation at Christiansted, St. Croix, U.S. Virgin Islands, on this 10th day of May, 1988.

         IN WITNESS:


                                                  /s/ Maud Pierre-Charles
         -------------------------------      ---------------------------------
                                                  Maud Pierre-Charles

         -------------------------------

                                                  /s/ Lisa L. Perkins
         -------------------------------      ---------------------------------
                                                  Lisa L. Perkins

         -------------------------------

                                                  /s/ Carmen M. Santiago
         -------------------------------      ---------------------------------
                                                  Carmen M. Santiago
         -------------------------------

                                 ACKNOWLEDGMENT

         TERRITORY OF THE VIRGIN ISLANDS )
         DIVISION OF ST. CROIX           ) SS:

         On this 10th day of May, 1988 before me, the undersigned officer, personally appeared Maud Pierre-Charles, Lisa L. Perkins, Carmen M. Santiago, known to me (or satisfactorily proven) to be the individuals whose names are subscribed to the foregoing ARTICLES OF INCORPORATION; and they acknowledged to me that they executed same freely and voluntarily for the uses and purposes therein contained.

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                                                       ARTICLES OF INCORPORATION

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IN WITNESS WHEREOF, I hereunto set my hand and seal.

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                                              NOTARY PUBLIC

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